Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of March 18, 2022 by and between Diffusion Pharmaceuticals Inc., a Delaware corporation (the “Corporation”), and the investors listed on their respective signature page hereto (each a “Subscriber” and, collectively, the “Subscribers”).

WHEREAS, the Subscribers desire to purchase from the Corporation, and the Corporation desires to sell and issue to the Subscribers, the Corporation’s Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”), issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation to be filed prior to the Closing (as defined below) by the Corporation with the Secretary of State of the State of Delaware (the “Certificate of Designation” and, together with this Agreement, the “Transaction Documents”), having an aggregate purchase price equal to the Subscription Amount (as defined below) at a purchase price of $0.50 per share (the “Purchase Price”), subject to the terms and conditions set forth in this Agreement.

WHEREAS, the Corporation and the Subscribers are executing and delivering this Agreement, and performing the transactions contemplated hereby including the sale and purchase of the Shares (as defined below), in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

Section 1. Purchase and Sale of the Series C Preferred Stock. Subject to the terms and conditions of this Agreement, at the Closing, the Corporation agrees to issue and sell to the Subscribers, and each Subscriber agrees to purchase from the Corporation, that amount as specified below such Subscriber’s name on its signature page hereto and next to the heading “Subscription Amount,” which amount shall be equal to the number of shares of Series C Preferred Stock (the “Shares”) purchased by such Subscriber multiplied by the Purchase Price (the “Subscription Amount”).

Section 2. Closing. The closing of the sale and purchase of the Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures, or at such other location as may be agreed upon by the Corporation and the Subscribers, after the satisfaction or waiver of each of the conditions set forth in Section 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) on the date hereof, or such other date as agreed to in writing by the parties. At the Closing, the Corporation shall issue and deliver to each Subscriber or its designated affiliate the Shares being purchased by such Subscriber, registered in the name of such Subscriber, in the amount representing the number of Shares, as determined pursuant to Section 1, against payment by such Subscriber or its designated affiliate to the Corporation of the Subscription Amount in the form of a wire transfer of immediately available funds to a bank account designated by the Corporation.

Section 3. Representations and Warranties of the Corporation. The Corporation represents and warrants to each Subscriber as follows:

3.1. Organization. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted by it and to carry out the transactions contemplated by this Agreement. The Corporation is duly qualified as a foreign corporation and is in good standing in all such jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any failure to be so qualified would not materially and adversely affect the financial condition, results of operations, assets, liabilities business or prospects of the Corporation.

3.2. Authorization of this Agreement. The execution, delivery and performance by the Corporation of this Agreement have been duly authorized by all requisite corporate action. The Corporation has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of the Corporation, enforceable in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).

3.3. Authorization of the Shares and the Underlying Shares. The issuance, sale and delivery hereunder by the Corporation of the Shares have been duly authorized by all requisite corporate action of the Corporation, and when so issued, sold and delivered the Shares will be validly issued free and clear of all liens and encumbrances and outstanding, fully paid and non-assessable, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others. The shares of common stock, par value $0.001 (the “Common Stock”), issued and issuable upon conversion of the Series C Preferred Stock (the “Underlying Shares”), when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Corporation. The Corporation has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance of the Underlying Shares at least equal to the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full of all shares of Series C Preferred Stock, ignoring any conversion limits set forth therein.

3.4. No Governmental Consent or Approval Required. No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required to be made or obtained by the Corporation for or in connection with the valid and lawful authorization, execution and delivery by the Corporation of this Agreement or for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Shares, except exemptive filings under applicable securities laws, which are not required to be made until after the Closing and which shall be made on a timely basis.

3.5. SEC Reports; Disclosure. The Corporation has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Corporation was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a material adverse effect. As of their respective filing dates, or to the extent corrected by a subsequent amendment, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.7. No Registration. Assuming the accuracy of the representations and warranties of the Subscribers in Section 4 herein, the issuance of Shares to the Subscribers is exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Section 4. Representations and Warranties of Subscribers. Each Subscriber represents and warrants to the Corporation, severally and not jointly, as follows:

4.1. Purchase for Investment. The Subscriber is acquiring the Shares purchasable by it hereunder for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

4.2. Unregistered Securities; Legend. The Subscriber understands that the Shares have not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such rules and regulations thereunder, that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act and such state securities laws or a subsequent disposition thereof is exempt from registration, that the Shares shall bear a legend as set forth in Section 12, and that appropriate stop transfer instructions may be issued. The Subscriber further understands that such exemption depends upon, among other things, the bona fide nature of the Subscriber’s investment intent expressed herein.

4.3. Status of Investor. The Subscriber has not been formed for the specific purpose of acquiring the Shares pursuant to this Agreement. The Subscriber understands the term “accredited investor” as used in Regulation D promulgated under the Securities Act and represents and warrants to the Corporation that the Subscriber is an “accredited investor” for purposes of acquiring the Shares purchasable by it hereunder.

4.4. Knowledge and Experience; Economic Risk. The Subscriber has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. The Subscriber is able to bear the economic risk of such investment, including a complete loss of the investment.

4.5. Access to Information. The Subscriber acknowledges that it and its representatives have had the opportunity to ask questions and receive answers from officers and representatives of the Corporation concerning the Corporation and its business and the transactions contemplated by this Agreement and to obtain any additional information which the Corporation possesses or can acquire that is necessary to verify the accuracy of the information regarding the Corporation herein set forth or otherwise desired in connection with the Subscriber’s purchase of the Shares purchasable by it hereunder.

4.6. Authorization of this Agreement. The Subscriber has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms (except as enforceability may be limited by (x) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and (y) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law)).

Section 5. Covenants of the Subscribers. From the date hereof, each Subscriber, severally and not jointly with the other Subscribers, covenants that such Subscriber (i) will not convert any shares of Series C Preferred Stock and such Subscriber will not transfer, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)) any shares of Series C Preferred Stock up to and until immediately after the Reverse Stock Split Date (as defined in the Certificate of Designation), and (ii) will vote its Shares in connection with the Reverse Stock Split (as defined in the Certificate of Designation).

Section 6. Conditions Precedent to Closing by the Subscribers. The obligation of the Subscribers to purchase and pay for the Shares at the Closing is subject to satisfaction (or waiver by the Subscriber) of the following conditions precedent at or before the Closing:

6.1. Representations and Warranties Correct. Each of the representations and warranties of the Corporation contained in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for (a) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if they had been made at the Closing, and (b) those representations and warranties which (i) are qualified as to materiality or (ii) provide that the Corporation’s failure to comply with such representation or warranty would not result in a material adverse effect shall be true and accurate in all respects as of the Closing.

6.2. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

Section 7. Conditions Precedent to Closing by the Corporation. The obligation of the Corporation to issue and sell the Shares being sold to the Subscribers at the Closing is subject to satisfaction (or waiver by the Corporation) of the condition precedent at or before the Closing that the representations and warranties made in Section 4 hereof by each Subscriber shall be true and correct in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

Section 8. Fees and Expenses. Each party to this Agreement shall bear all of its own fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, including all fees of such party’s legal counsel.

Section 9. Remedies. In case any one or more of the representations, warranties, covenants or agreements set forth in this Agreement shall have been breached by the Corporation, the Subscriber may proceed to protect and enforce their rights either by suit in equity or by action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement.

Section 10. Indemnification; Limitations on Liability. The Corporation shall indemnify, defend and hold the Subscribers harmless from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, reasonable legal and accounting fees and expenses), which would not have been incurred if (a) all of the representations and warranties of the Corporation in Section 3 of this Agreement had been true and correct when made and at the time of the Closing and (b) all of the covenants and agreements of the Corporation in this Agreement had been duly and timely complied with and performed; provided, however, that the aggregate liability of the Corporation to the Subscribers under this Section 10 shall not exceed the Subscription Amount.

Section 11. Survival of Representations, Warranties and Agreements. The covenants, representations and warranties of the parties contained herein shall survive the Closing. Each of the parties may rely on such covenants, representations and warranties irrespective of any investigation made, or notice or knowledge held by, it or any other person.

Section 12. Legend. It is understood that the Shares and the Underlying Shares may bear the following legend (or substantially similar legends):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.

Section 13. Entire Agreement; Effect on Prior Documents. This Agreement and the other documents referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior negotiations, commitments, agreements and understandings among them with respect thereto.

Section 14. Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (“Notices”) that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, which shall include email communication, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile, email communication or hand delivery if transmission or delivery occurs on a business day at or before 5:00 pm in the time zone of the recipient, or, if transmission or delivery occurs on a non-business day or after such time, the first business day thereafter, or the first business day after deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

(a)	if to the Corporation, to:

Diffusion Pharmaceuticals Inc.

300 East Main Street, Suite 201

Charlottesville, Virginia 22902

Attn: William R. Elder, General Counsel & Corporate Secretary

(b)	if to the Subscribers, to the address on their respective signature page.

Section 15. Amendments; Waivers. This Agreement may be amended, and compliance with the provisions of this Agreement may be omitted or waived, only by the written agreement of the Corporation and the Subscribers which purchased at least 50.1% in interest of the Series C Preferred Stock based on the initial Subscription Amounts hereunder.

Section 16. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

Section 17. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 18. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

Section 19. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York without regard to its principles of conflicts of laws.

Section 20. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, each of the successors and assigns of the parties hereto and, except as otherwise expressly provided herein, each other person who shall become a registered holder of the Shares transferred to such holder by the Subscriber or its permitted transferees, and (except as aforesaid) its legal representatives, successors and assigns.

Section 21. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22. Termination. This Agreement may be terminated by any Subscriber, as to such Subscriber’s obligations hereunder only and without any effect whatsoever on the obligations between the Corporation and the other Subscribers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) day on which the Nasdaq Capital Market is open for trading following the date hereof. The provisions of Sections 8, 13 through 15, and 17 through 21 shall survive any termination hereof pursuant to this Section 22.

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IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as of the day and year first written above.

DIFFUSION PHARMACEUTICALS INC.

By:
Name:
Title :

[Corporation Signature Page to Subscription Agreement]

[SUBSCRIBER SIGNATURE PAGES TO DFFN SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Subscriber:

Signature of Authorized Signatory of Subscriber:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Subscriber:

Address for Delivery of Securities to Subscriber (if not same as address for notice):

Subscription Amount: $_____________

Shares of Series C Preferred Stock: ____________

EIN Number (if applicable): _______________________